Exhibit 10.4

SECOND AMENDMENT TO THE

AVON PRODUCTS, INC. DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2008

This SECOND AMENDMENT is made to the Avon Products, Inc. Deferred Compensation Plan, as it was amended and restated effective as of January 1, 2008, (the “Plan”) by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

Effective January 1, 2011, the Company wishes to amend the Plan to permit deferrals under newly-established transition incentive cash programs.

AMENDMENT

NOW, THEREFORE, the Company hereby adds new Section 3.8, to read as follows:

“3.8. Deferrals of Awards under 2011 Transition Incentive Cash Program and 2011-2012 Transition Incentive Cash Program. The Primary Sponsor has established the Avon Products, Inc. 2011 Transition Incentive Cash Program (“2011 Program”) and the Avon Products, Inc. 2011-2012 Transition Incentive Cash Program (“2011-2012 Program”). An award under the 2011 Program shall not be deemed to be an Annual Bonus under this Plan. A Participant may defer receipt of an award under the 2011 Program as authorized in writing by the Plan Administrator and in accordance with deferral rules set forth by the Plan Administrator in writing. A Participant may defer receipt of an award under the 2011-2012 Program as authorized in writing by the Plan Administrator and in accordance with deferral rules set forth by the Plan Administrator in writing which shall generally follow the rules set forth in Section 3.3. Deferrals of awards under the 2011 Program and the 2011-2012 Program shall only be credited to Accounts under the Plan at the time and in the manner set forth in Section 4.1.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the 2nd day of March, 2011.

AVON PRODUCTS, INC.

By:	/s/ Lucien Alziari
	Name:	Lucien Alziari
	Title:	SVP, HR